Exhibit 107.1
Calculation of Filing Fee Table

Form S-8
(Form Type)

KAMAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $1.00 per share	Other (2)	2,215,000 (3)	$21.75 (2)	$48,176,250 (2)	$110.20 per $1,000,000	$5,309.03
Total Offering Amounts					$48,176,250		$5,309.03
Total Fee Offsets							$5,309.03(4)
Net Fee Due							$0
(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the filing fee, based on the average of the high and low sales prices of the Registrant’s common stock as reported on The New York Stock Exchange on May 30, 2023, which date is within five business days prior to the date of filing of this Registration Statement.
(3) Represents 1,715,000 additional shares of the Registrant’s common stock issuable pursuant to the Plan and 500,000 shares being registered to cover additional shares that may become available for issuance under the Plan as a result of the Plan’s share recycling provision.
(4) The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement (File No. 333-225615) register pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $46,167.85, of which $29,525.31 relates to the unsold securities for the Plan associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $5,309.03 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.